Exhibit 99.1
Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
Revenues Increase to $121M; Achieved Adjusted EBITDA of $10.9 Million
SAN JOSE, Calif., — October 28, 2010 — Oclaro, Inc. (NASDAQ: OCLR), a leading provider of high-performance core optical network components, modules and subsystems, today announced the financial results for its first quarter of fiscal year 2011, which ended October 2, 2010.
“We are proud of our 43% year on year growth for the quarter. However, we experienced a slowdown in the rate of revenue growth in late September. Accordingly, our guidance for the December quarter is cautious,” said Alain Couder, President and CEO, Oclaro. “We continue to have confidence in our position in the market and believe the growth prospects for Oclaro and our customers in 2011 continue to be strong.”
Highlights for First Quarter Fiscal 2011:
•	Revenues were $121.3 million for the first quarter of fiscal 2011, compared to $112.7 million in the fourth quarter of fiscal 2010. Telecom revenues were up over 9% compared to the prior quarter.

•	GAAP gross margin was 29% for the first quarter of fiscal 2011, compared to 30% in the fourth quarter of fiscal 2010.
•	Non-GAAP gross margin was 29% for the first quarter of fiscal 2011, compared to 31% in the fourth quarter of fiscal 2010.
•	GAAP operating income was $5.0 million for the first quarter of fiscal 2011, compared to $8.6 million in the fourth quarter of fiscal 2010.
•	Non-GAAP operating income was $7.7 million, or 6.3% of revenues, for the first quarter of fiscal 2011, compared to $9.6 million, or 8.5% of revenues, in the fourth quarter of fiscal 2010.
•	Adjusted EBITDA was $10.9 million for the first quarter of fiscal 2011, compared to $12.3 million in the fourth quarter of fiscal 2010.

•	GAAP net income for the first quarter of fiscal 2011 was $0.4 million, compared to $10.6 million in the fourth quarter of fiscal 2010.
•	Non-GAAP net income for the first quarter of fiscal 2011 was $3.0 million, compared to $11.5 million in the fourth quarter of fiscal 2010.
•	Cash, cash equivalents, restricted cash and short-term investments were $94.0 million as of October 2, 2010. Oclaro paid $12.0 million in cash in the first quarter of fiscal 2011 to acquire Mintera Corporation.
Second Quarter Fiscal 2011 Outlook
The results of Oclaro, Inc. for the second quarter of fiscal 2011, which ends January 1, 2011, are expected to be:
•	Revenues in the range of $116 million to $124 million.

•	Non-GAAP gross margin in the range of 27% to 31%.

•	Adjusted EBITDA in the range of $6 million to $11 million.
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Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.
Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal 2011 today at 5:30 a.m. PT/8:30 a.m. ET. To listen to the live conference call, please dial (480) 629-9810. A replay of the conference call will be available through November 4, 2010. To access the replay, dial (858) 384-5517. The conference code for the replay is 4372416. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains research and development, sales and service organizations in each of the major regions around the world. For more information visit www.oclaro.com.
Copyright 2010. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our targeted business model, including financial guidance for the fiscal quarter ending January 1, 2011 regarding revenue, non-GAAP gross margin and adjusted EBITDA, (ii) the impact of mergers or acquisitions on the combined entity’s gross margin, (iii) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (iv) opportunities to grow in adjacent markets and (v) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of

Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
mergers or acquisitions, the potential inability to realize the expected benefits and synergies of mergers or acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, the potential lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.
Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, and non-cash compensation related to stock and options, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, and

Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, merger and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s history ical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009
Revenues	$121,347	$112,709	$85,110
Cost of revenues	86,521	78,595	63,119

Gross profit	34,826	34,114	21,991

Operating expenses:
Research and development	13,711	11,519	9,014
Selling, general and administrative	14,813	14,129	12,963
Amortization of intangible assets	619	354	125
Restructuring, merger and related costs	670	(681)	1,499
(Gain) loss on sale of property and equipment	(21)	169	(532)

Total operating expenses	29,792	25,490	23,069

Operating income (loss)	5,034	8,624	(1,078)
Other income (expense):
Interest income	7	—	23
Interest expense	(573)	(112)	(88)
Gain (loss) on foreign currency translation	(3,587)	2,183	(1,276)
Other income (expense)	—	(403)	5,267

Total other income (expense)	(4,153)	1,668	3,926

Income from continuing operations before income taxes	881	10,292	2,848
Income tax provision (benefit)	525	(318)	223

Income from continuing operations	356	10,610	2,625
Income from discontinued operations, net of tax	—	—	1,420

Net income	$356	$10,610	$4,045

Income from continuing operations per share:
Basic	$0.01	$0.23	$0.07
Diluted	$0.01	$0.22	$0.07
Net income per share:
Basic	$0.01	$0.23	$0.11
Diluted	$0.01	$0.22	$0.11
Shares used in computing net income per share:
Basic	48,115	45,153	37,240
Diluted	50,984	48,228	38,100

Stock-based compensation included in the following:
Cost of revenues	$310	$470	$195
Research and development	318	259	209
Selling, general and administrative	730	528	516

Total	$1,358	$1,257	$920

Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 2, 2010	July 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$91,117	$107,176
Restricted cash	2,835	4,458
Accounts receivable, net	101,909	93,412
Inventories	72,557	62,570
Prepaid expenses and other current assets	16,251	14,905

Total current assets	284,669	282,521

Property and equipment, net	45,453	37,516
Other intangible assets, net	21,873	10,610
Goodwill	30,904	20,000
Other non-current assets	10,107	10,148

Total assets	$393,006	$360,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,007	$50,103
Accrued expenses and other liabilities	39,855	35,404

Total current liabilities	99,862	85,507

Deferred gain on sale-leaseback	13,406	12,969
Other long-term liabilities	18,992	9,785

Total liabilities	132,260	108,261

Stockholders’ equity:
Common stock	494	494
Additional paid-in capital	1,306,699	1,304,779
Accumulated other comprehensive income	32,843	26,907
Accumulated deficit	(1,079,290)	(1,079,646)

Total stockholders’ equity	260,746	252,534

Total liabilities and stockholders’ equity	$393,006	$360,795

Oclaro Announces Increased Revenues in First Quarter Fiscal 2011
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$356	$10,610	$4,045
Stock-based compensation included in:
Cost of revenues	310	470	195
Research and development	318	259	209
Selling, general and administrative	730	528	516
Amortization expense	619	354	125
Restructuring, merger and related costs	670	(681)	1,499
Gain from bargain purchase	—	—	(5,267)
Gain on sale of New Focus business	—	—	(1,420)

Non-GAAP net income (loss)	3,003	11,540	(98)

Income tax provision (benefit)	525	(318)	223
Depreciation expense	3,214	2,790	2,664
Other (income) expense items, net	—	403	—
Interest (income) expense, net	566	112	65
(Gain) loss on foreign currency translation	3,587	(2,183)	1,276

Adjusted EBITDA	$10,895	$12,344	$4,130

Non-GAAP net income (loss) per share:
Basic	$0.06	$0.26	$—
Diluted	$0.06	$0.24	$—
Shares used in computing Non-GAAP net income (loss) per share:
Basic	48,115	45,153	37,240
Diluted	50,984	48,228	37,240

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$34,826	$34,114	$21,991
Stock-based compensation in cost of revenues	310	470	195

Non-GAAP gross profit	$35,136	$34,584	$22,186

GAAP gross margin rate	28.7%	30.3%	25.8%
Non-GAAP gross margin rate	29.0%	30.7%	26.1%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:
GAAP operating income(loss) — continuing operations	$5,034	$8,624	$(1,078)
GAAP operating income — discontinued operations	—	—	1,420
Gain on sale of New Focus business	—	—	(1,420)
Stock-based compensation included in:
Cost of revenues	310	470	195
Research and development	318	259	209
Selling, general and administrative	730	528	516
Amortization of intangible assets	619	354	125
Restructuring, merger and related costs	670	(681)	1,499

Non-GAAP operating income	$7,681	$9,554	$1,466